UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 7th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

(Registrant’s telephone number, including area code)

5 Nahum Heftsadie Street
Givaat Shaul, Jerusalem, Israel 91340

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

Appointment of Abigail Jenkins, M.S. as President and Chief Executive Officer of Gamida Cell Ltd. (the “Company”) and its subsidiaries and as a member of the Board of Directors (the “Board”)

On September 17, 2022, the Board approved the appointment of Abigail Jenkins, M.S. as President and Chief Executive Officer of the Company and its subsidiaries, effective upon Ms. Jenkins’ commencement of full-time employment with the Company on September 19, 2022 (the “CEO Start Date”). The Board also appointed Ms. Jenkins as a Class 1 director of the Board, effective as of September 19, 2022, to hold office until the Company’s 2025 annual general meeting of shareholders and until her successor shall have been elected and qualified, or until her earlier death, resignation or removal.

Ms. Jenkins served as Chief Commercial and Business Officer of Lyndra Therapeutics, Inc. from March 2021 through August 2022. From May 2018 to March 2021, Ms. Jenkins served as Senior Vice President and head of the Vaccines Business Unit of Emergent BioSolutions Inc. From June 2016 to May 2018, Ms. Jenkins served as Chief Commercial Officer and U.S. business head of Aquinox Pharmaceuticals, Inc. (now Neoleukin Therapeutics, Inc.). Ms. Jenkins holds a B.A. from Indiana University Bloomington and a M.S. from The Johns Hopkins University, and completed the Executive Scholar Program in General Management, Business & Leadership from Northwestern University’s Kellogg School of Management.

In connection with her appointment as President and Chief Executive Officer, Gamida Cell Inc. and Ms. Jenkins have entered into an employment agreement, dated September 18, 2022 (the “Employment Agreement”), pursuant to which Ms. Jenkins will receive an initial annual base salary of $550,000, less applicable withholdings, and will have an initial annual target bonus of 50% of her annual base salary in effect. Ms. Jenkins will also receive an option to purchase 1,000,000 ordinary shares of the Company that will vest (a) with respect to 25% of the subject shares, on the first anniversary of the CEO Start Date and (b) with respect to the remaining 75% percent of the subject shares, in equal quarterly installments over the course of the following three years, all subject to Ms. Jenkins’ continuing employment on the respective vesting dates. Ms. Jenkins will also receive 250,000 restricted stock units that will vest as follows: (a) 33% of the restricted stock units will vest on the first anniversary of the CEO Start Date; (b) 33% of the restricted stock units will vest on the second anniversary of the CEO Start Date; and (c) the remaining 34% of the restricted stock units will vest on the third anniversary of the CEO Start Date, all subject to Ms. Jenkins’ continuing employment on the vesting dates. The Company will also pay Ms. Jenkins a lump sum payment of $50,000, less applicable withholdings, for the cost of relocation expenses (to be repaid pro-rata to the Company if Ms. Jenkins resigns from the Company or is terminated for cause (as defined in the Employment Agreement) prior to the 24-month anniversary of the CEO Start Date).

Ms. Jenkins’ employment may be terminated (a) by us at any time for cause (as defined in the Employment Agreement), or (b) by us or Ms. Jenkins for any reason. In the event of Ms. Jenkins’ resignation for any reason or a termination by the Company without cause (as defined in the Employment Agreement), the terminating party will give the other party three months’ notice of such termination; provided, however, that, in the event of such termination or resignation during the twelve-month period following a change in control (as defined in the Employment Agreement), the terminating party will give the other party six months’ notice of such termination. In the event of a termination of Ms. Jenkins’ employment by the Company without cause (as defined in the Employment Agreement) or her resignation for any reason, she will receive her base salary in effect through the date of termination, less applicable withholdings, reimbursement for approved but unpaid business expenses through the date of termination, fully earned and declared (by the Board) annual target bonus as of the date of termination which was not paid yet, any other amount and/or entitlement owed to Ms. Jenkins pursuant to applicable law upon such termination, and, as applicable, the separation benefits described below.

If, not in connection with a change of control (as defined in the Employment Agreement), the Company terminates Ms. Jenkins’ employment not for cause (as defined in the Employment Agreement) or Ms. Jenkins resigns for “good reason” (as defined in the Employment Agreement), then, subject to Ms. Jenkins’ execution of a general release of claims against the Company and compliance with certain non-competition and non-solicitation covenants, Ms. Jenkins is entitled to receive a lump sum payment within 30 days of the date of termination that is equal to 95% of Ms. Jenkins’ annual base salary in effect, less applicable withholdings. If, in connection with a change of control (as defined in the Employment Agreement), the Company terminates Ms. Jenkins’ employment not for cause (as defined in the Employment Agreement) or Ms. Jenkins resigns for “good reason” (as defined in the Employment Agreement), then, subject to Ms. Jenkins’ execution of a general release of claims against the Company and compliance with certain non-competition and non-solicitation covenants, Ms. Jenkins is entitled to receive: (a) a lump sum payment within 30 days of the date of termination in an amount equal to 100% of Ms. Jenkins’ annual base salary in effect, less applicable withholdings, plus a special bonus equal to 80% of Ms. Jenkins’ annual base salary in effect, less applicable withholdings and less any severance pay-related amounts (if any) then paid, payable or accrued; and (b) any options and other equity awards of the Company that have been granted to Ms. Jenkins prior to the change of control (as defined in the Employment Agreement) and are outstanding as of the date of termination shall fully vest and become exercisable on such date in accordance with the terms of the applicable plans.

Ms. Jenkins does not have any family relationship with any director, executive officer or person nominated or chosen by the Board to become an executive officer or director. There are no arrangements or understandings between Ms. Jenkins and any other persons pursuant to which Ms. Jenkins was appointed as an officer or director, and there are no transactions in which Ms. Jenkins has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The above summary of the agreement described above does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

Resignation of Julian Adams as Chief Executive Officer of the Company and its Subsidiaries

On September 19, 2022, in connection with Ms. Jenkins’ appointment and as part of a planned succession process, Julian Adams submitted notice of his resignation as Chief Executive Officer of the Company and its subsidiaries, effective on the CEO Start Date. Dr. Adams will remain as a member of the Board. Dr. Adams’ resignation was not the result of any disagreement with the Company.

Item 7.01	Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release announcing the management transition described above. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 18, 2022, by and between Gamida Cell Inc. and Abigail Jenkins
99.1	Press release, dated September 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gamida Cell Ltd.

Dated: September 19, 2022	By:	/s/ Shai Lankry
Shai Lankry
Chief Financial Officer

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